EXHIBIT A

Pursuant to Rule 13d-1(k) or Regulation 13D-G of the General Rule and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in capacities set forth below.

______________________ Date Signature Kim M. Silva Attorney-in-fact for:

SPO Partners II, L.P. (1)
SPO Advisory Partners, L.P. (1)
San Francisco Partners, L.P. (1)
SF Advisory Partners, L.P. (1)
SPO Advisory Corp. (1)
John H. Scully (1)
William E. Oberndorf (1)
Edward H. McDermott (1)
The John H. Scully Living Trust, dated 10/1/03 (1)
Phoebe Snow Foundation, Inc. (1)
Netcong Newton Partners, L.P. (1)
William and Susan Oberndorf Trust, dated 10/19/98 (1)
Oberndorf Family Partners (1)
Oberndorf Foundation (1)
Betty Jane Weimer
Eli J. Weinberg (1)
Ian R. McGuire (1)

(1) A Power of Attorney authorizing Kim M. Silva to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commission.

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